EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of JDA Software Group, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 15, 2012.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC

By:	/s/ Kevin Oram
Name:	Kevin Oram
Title:	Managing Member

KEVIN ORAM
By:	/s/ Kevin Oram

PETER UDDO
By:	/s/ Peter Uddo

Annex A

Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.

During the past sixty days, the Reporting Persons effected the following purchases and sales of shares of Common Stock in open market transactions:

Trade Date	Settle Date	Amount	Unit Price
10/15/2012	10/18/2012	30,000	33.81
10/16/2012	10/19/2012	12,935	34.01
10/17/2012	10/22/2012	8,338	34.13
10/18/2012	10/23/2012	35,000	34.15
10/19/2012	10/24/2012	20,000	34.08
10/22/2012	10/25/2012	505	34.08
10/23/2012	10/26/2012	3,020	34.04
10/24/2012	10/29/2012	50,000	34.28
10/26/2012	10/31/2012	10,148	33.92
10/31/2012	11/5/2012	500	37.87
11/1/2012	11/6/2012	(195,740)	44.74
11/1/2012	11/6/2012	(48,060)	44.77
11/5/2012	11/8/2012	(91,040)	44.78
11/6/2012	11/9/2012	(200,000)	44.78
11/7/2012	11/12/2012	(150,433)	44.79
11/8/2012	11/14/2012	(180,000)	44.77
11/9/2012	11/15/2012	(5316.00)	44.70
11/12/2012	11/15/2012	(204796)	44.60
11/12/2012	11/15/2012	(25203)	44.61
11/12/2012	11/15/2012	(81459)	44.68
11/13/2012	11/16/2012	(237576)	44.56
11/14/2012	11/19/2012	(200,000)	44.35
11/14/2012	11/19/2012	(265,508)	44.47